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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (Date of earliest event reported)
                                 August 14, 2006

                                  PRO-DEX, INC.
             (Exact name of registrant as specified in its charter)

           COLORADO                     0-14942                84-1261240
 (State or other jurisdiction         (Commission            (IRS Employer
       of incorporation)              File Number)       Identification Number)

                            151 East Columbine Avenue
                           Santa Ana, California 92707
                    (Address of Principal Executive Offices)

                                 (714) 241-4411
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On August 14, 2006, Pro-Dex, Inc. (the "Company") entered into an employment agreement (the "Agreement") with Mark Murphy pursuant to which Mr. Murphy will serve as the Company's Chief Executive Officer. Mr. Murphy is currently a director of the Company. A copy of the Agreement is attached to this report as Exhibit 10.1.

     Under the terms of the Agreement, Mr. Murphy is to receive an annual salary of $280,000, subject to annual CPI adjustment, plus health and life insurance benefits available to all Company employees.

     In addition to the foregoing salary and benefits, Mr. Murphy is eligible for additional compensation if he remains employed by the Company on a full time basis ("Continuing Employment Status") including the following:

     o An Annual Bonus equal to (i) 0.75% of his annual salary, times (ii) each one percent (or any portion thereof) increase in pre-tax earnings (including extraordinary gains and losses) per share for fiscal years ending after July 1, 2006 over the prior fiscal year. The Annual Bonus shall be payable within ten days after Mr. Murphy has signed and the Company has filed with the SEC the required Chief Executive Officer certifications, without qualification, for Form 10-KSB for the most recent fiscal year. Such Continuing Employment Status shall not be required for additional compensation under the "Annual Bonus" benefits in the event that during the period (i) following the conclusion of the Company's fiscal year and (ii) prior to the Company's filing of Form 10-KSB (or Form 10-K, as the case may be), his employment is terminated by the Company without "Cause" or he resigns for "Good Reason," each as defined below). If his employment has been terminated by the Company without Cause prior to the time that he has signed such certifications, or by Mr. Murphy for Good Reason prior to the time that he has signed such certifications, the Annual Bonus shall be payable within thirty (30) days following the termination of his employment. The actual Annual Bonus for fiscal year ending June 30, 2007 shall not exceed $25,000; and shall not exceed $50,000 for fiscal year ending June 30, 2008.

     o A Second Bonus equal to the appreciation of an aggregate of 450,000 shares of the Company's common stock over the closing price of such number of shares on the day preceding the starting date of his employment with the Company. Entitlement to this second bonus shall vest at the rate of 33.333% per year commencing with the first anniversary of such starting date (subject to acceleration in certain events as described below), and all or any part of each incremental vested portion shall be exercisable within five years from the date such increment first vested and payable in cash in the installments described below commencing on the earliest of (i) 90 days written notice from Mr. Murphy to the Company, based on the average closing price of the Company's common shares, over the ten trading days immediately preceding receipt of such written 90 day notice outside of any blackout periods applicable to all insiders, (ii) termination of his employment (except for termination of your employment by the Company for "Cause" or resignation by him without Good Reason), based on the

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          average closing price of the Company's common shares over the ten trading days immediately preceding the date of termination, outside of any blackout periods applicable to all insiders ) or (iii) in case of a Liquidity Event as defined below, based on the price per share received by the Company's shareholders in the Liquidity Event as described in the Agreement. Payments of this Second Bonus shall be in quarterly installments equal to 10% of the Company's pretax net income (and with respect to the final quarterly payment, so much as may remain to be paid), including extraordinary gains and losses, as reported in the Company's financial statements contained within Form 10-QSB or Form 10-KSB (as the case may be) for the preceding quarter, payable each quarter within thirty (30) days following the determination of such pretax net income; provided, however, that any payments of this Second Bonus which are earned but remain outstanding as of the date of his termination/severance of employment shall be paid over a period of twelve (12) months as set forth in the Agreement. The unpaid portion shall become immediately due and payable upon a Liquidity Event.

     o The Second Bonus may be replaced at the Company's sole option on or before February 28, 2007 with a grant of 340,000 restricted shares of Common Stock of the Company in accordance with an equity incentive compensation plan if such a plan is approved by the Company's shareholders at the Company's 2006 Annual Shareholders' Meeting (or other such special shareholders' meeting of the Company) vesting at the rate of 85,000 shares per year commencing January 2, 2007 or the grant date, whichever is later. If the restricted stock grant is pursuant to the Company's general equity incentive plan for its key employees as approved by the Company's board of directors and shareholders, then the Company shall register such shares with the Securities and Exchange Commission.

     In the event of a transaction in which the Company's shareholders receive cash or marketable securities for their Company shares (a "Liquidity Event"), the vesting of the unvested restricted shares or portion of the second bonus will accelerate immediately prior to the Liquidity Event based on the amount received by the Pro-Dex shareholders.

     In the event Mr. Murphy is terminated involuntarily by the Company without "Cause" or resigns with "Good Reason" as defined below, the Company shall pay him his (i) salary up through the date of termination plus (ii) accrued vacation plus (iii) severance equal to $280,000 and (iv) any Annual Bonus or Second Bonus earned but not yet paid as of the termination date. With the exception of the earned amount of his Annual Bonus (to be paid within thirty (30) days of his termination), the severance payment referred to above shall be made in equal incremental payments over a period of twelve (12) months.

     The Agreement defines "Cause" shall mean termination due to: (i) Mr. Murphy's failure or inability to perform your duties with the Company or a related entity; (ii) his failure to substantially follow and comply with the specific and lawful directives of the Board or any officer of the Company or a related entity to whom he reports directly; (iii) the Board's determination on advice of counsel of his commission of an act of fraud or dishonesty; his engagement in illegal conduct, gross misconduct or an act of moral turpitude; or his material violation of any material written policy, guideline, code, handbook or similar document

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governing the conduct of directors, officers or employees of the Company or its related entities; or (iv) a material breach by Mr. Murphy of the terms of the Agreement. The Agreement defines "Good Reason" as: (i) a reduction in Mr. Murphy's salary or failure of the Company to pay any amount owing to him under the Agreement when due; or a material reduction in benefits provided to him under the Agreement; (ii) the Company's requiring him to be based full time in any office or location outside of a sixty (60) mile radius from your current residence in Yorba Linda, California; (iii) his being requested by the Board to execute any documents or take any action in violation of any laws or regulations applicable to the Company, commit an act of fraud or dishonesty violation of any material written policy, guideline, code, handbook or similar document governing the conduct of directors, officers or employees of the Company or its related entities; (iv) a Liquidity Event, in which he is not offered an executive position with substantially comparable compensation, benefits and incentives with any successor to the Company based in any office or location inside a sixty
(60) miles radius from his current residence in Yorba Linda; or (v) a material breach by the Company of the Agreement.

     Each party has a 30 day cure period following a notice of "Cause" or "Good Reason" as the case may be.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     (a) On August 14, 2006, Pro-Dex, Inc. (the "Company") entered into an employment agreement (the "Agreement") with Mark Murphy pursuant to which Mr. Murphy will serve as the Company's Chief Executive Officer. Mr. Murphy will commence service as the Company's Chief Executive Officer on August 31, 2006. The Agreement and its material terms are described in response to Item 1.01, above.

     (b) In connection with the Company's entry into the Agreement with Mark Murphy, the Company's interim Chief Executive Officer, Jeff Ritchey, will resign as Chief Executive Officer on August 31, 2006. Mr. Ritchey shall retain his positions as the Company's Chief Financial Officer and Secretary.

     (c) Also in connection with Mr. Murphy's commencement of service as Chief Executive Officer, he has resigned his position on the Company's Audit Committee. George Isaac, a member of the Company's Board, shall fill the vacancy on the Audit Committee.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

     Exhibit 10.1 Employment Agreement with Mark Murphy dated August 14, 2006.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2006                                PRO-DEX, INC.


                                                     By: /s/ Jeff Ritchey
                                                         -----------------------
                                                         Jeff Ritchey
                                                         Chief Financial Officer